UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 21, 2007 (December 20, 2007)

SkyTerra Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices, including zip code)

703-390-1899
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2007, SkyTerra Communications, Inc. (the “Company”), Mobile Satellite Ventures LP (“MSV”), Mobile Satellite Ventures (Canada) Inc. (“MSV Canada”, and together with the Company and MSV, the “MSV Parties”) and Inmarsat Global Limited (“Inmarsat”) entered into a Cooperation Agreement (the “Cooperation Agreement”) relating to the use of L-band spectrum (i.e., 1.5 GHz/1.6 GHz) for both mobile satellite services (MSS) and ancillary terrestrial component (ATC) services in and around North America. MSV, MSV Canada and Inmarsat represent three of the five L-band mobile satellite system operators in North America that are included in the 1996 Mexico City Memorandum of Understanding (the “Mexico City MOU”), entered into by the United States, Canada, the United Kingdom, Mexico and Russia governing L-band satellite network coordination in North America.

The Cooperation Agreement addresses a number of regulatory, technology and spectrum coordination matters involving L-band spectrum, including:

•	Coordination of the parties’ respective next generation satellite systems covering North America (both the new Inmarsat 4s and the new MSV-1 and MSV-2 satellites), among other satellite networks;
•
Provisions for re-banding the parties’ L-Band spectrum in North America, which provide each party with increased contiguous spectrum bandwidth for their operations. This increased contiguity will occur in a phased approach, with certain phases dependent on the payment of designated amounts to Inmarsat by the MSV Parties, and upon the occurrence of various financial, regulatory and other governmental actions (as described more fully below);

•
Provisions for increased flexibility in system operations and system enhancements (including improved filtering) that will result in greater protection from harmful interference for all relevant systems operations, and that progressively increases flexibility and supports more robust MSS/ATC operations, from the onset of the Cooperation Agreement through the various options that the MSV Parties may exercise (as described more fully below);

•
Provisions for increased reuse of a substantial segment of North American L-band spectrum to support the deployment of new services and to provide increased innovation and customer service to all users throughout North America;

•	Settlement of outstanding regulatory disputes presently pending regarding the operation of certain L-band MSS and MSS/ATC services;
•	Establishment of a cooperative framework to address future coordination and technical issues between the parties;
•	Provisions for continued cooperation to address future business, technology, and spectrum issues, including further coordination and cooperation on business activities throughout North America;
•
Pre-negotiated financial and operational terms for an option for the MSV Parties to obtain additional spectrum and technical flexibility for the deployment and operation of a 4-G ATC network (as described more fully below).

Except as otherwise noted, the foregoing provisions became effective upon the signing of the Cooperation Agreement.

For a period of two years following signing, upon receipt of a designated investment into the Company of $100,000,000 or more (the “Effective Date”), the MSV Parties would also be able to expand their trials and deployments to a broadband ATC trial using even wider spectrum bandwidths, on a specific designation of combined Inmarsat and MSV spectrum in a pre-agreed market. Simultaneously upon the designation of such an investment by the MSV Parties, the Company is required to issue to Inmarsat $31,250,000 of the Company’s voting stock.

In addition, upon the achievement of certain events, including regulatory approvals and coordination among the other L-band operators, MSV and MSV Canada, would, over time, have the potential for coordinated access for up to 2 x 23 MHz (including large blocks of contiguous channels). Should MSV and MSV Canada elect to exercise these rights, the consideration due Inmarsat under such arrangement would include the following:

Phase 1 Option:
For the period between the Effective Date and September 1, 2011, the MSV Parties have the option (the “Phase 1 Option”), subject to certain conditions, to effect a transition to a modified band plan within an 18 to 30 month period. Such transition will include modification of certain of Inmarsat’s network and end user devises and a shift in frequencies between the MSV Parties and Inmarsat which would lead to additional spectrum contiguity and more relaxed operating rules for the MSV Parties. Over the timeframe of the transition, the MSV Parties will be required to make payments to Inmarsat of $250,000,000 of cash and an additional $87,500,000 million of equity. In addition, the MSV Parties also have the option to accelerate such transition time by immediately paying $50,000,000 of the $250,000,000 in cash payments.

Phase 2 Option:
Following the exercise of the Phase 1 Option, between January 1, 2010 and January 1, 2013, the MSV Companies have the option (the “Phase 2 Option”) for Inmarsat to modify its North American operations in a manner that will make additional spectrum available for ATC at a cost of $115,000,000 per year, payable in quarterly installments, resulting in substantially more spectrum to the MSV Companies available for MSS/ATC. If the MSV Companies do not exercise the Phase 2 Option, then between January 1, 2013 and January 1, 2015, Inmarsat would have the option to require the MSV Parties to exercise the equivalent of the Phase 2 Option upon the same terms.

In consideration for the operational transition of spectrum to one or more of the bandplans described above, the MSV Parties have agreed to allow Inmarsat continued use of loaned spectrum under dispute (subject to a potential dispute resolution process) and an additional loan of a lesser amount of spectrum.

A substantial number of provisions in the Cooperation Agreement are subject to receipt of applicable regulatory approvals. There can be no assurance that such approvals will be received, or that the conditions necessary for the operation of certain other provisions of the Cooperation Agreement will be met.

The Cooperation Agreement contains customary representations and warranties and indemnification provisions. A copy of the Cooperation Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In addition, on December 20, 2007, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Inmarsat, pursuant to which the Company agreed to issue up to $118,750,000 of the Company’s voting common stock to Inmarsat, subject to the satisfaction of the conditions and other terms of the Cooperation Agreement described above and certain anti-dilution provisions, if both options described above are exercised. The Subscription Agreement also grants Inmarsat the right to receive non-voting common stock of the Company if Inmarsat is prohibited from receiving the voting common stock by law at any time. The shares of non-voting common stock are exchangeable on a one-for-one basis with shares of voting common stock, subject to legal and stock exchange restrictions. The Subscription Agreement contains customary representations, warranties and closing conditions. A copy of the Subscription Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Lastly, the Company and Inmarsat entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, upon the later of two years from the Effective Date or receipt of a written request by Inmarsat, the Company will agree to file a shelf registration statement with the SEC relating to the resale of shares of common stock issuable to Inmarsat. A copy of the Registration Rights Agreement is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the terms of the Cooperation Agreement, upon the Effective Date, the Company will issue to Inmarsat a number of shares of the Company’s common stock having an aggregate value of $31,250,000 based on the fair market value of the common stock on the Effective Date, determined in the manner set forth in the Cooperation Agreement. Upon the date that the parties commence Phase 1 of the transition of their respective spectrum use rights, the Company will issue to Inmarsat an additional number of shares of the Company’s common stock having an aggregate value of $31,250,000 based on the same fair market value described in the immediately preceding sentence, subject to anti-dilution provisions. Upon the completion of the transition of the spectrum use in Phase 1 of the spectrum use plan, the Company will issue to Inmarsat a number of shares of the Company’s common stock (the “Phase 1 Shares”) having an aggregate value of $56,250,000 based on the average closing price of the Company’s common stock for the forty five (45)-trading day period immediately preceding the date of issuance of such Phase 1 Shares. Upon agreement of Inmarsat, the MSV Parties may instead satisfy all or part of their obligation to issue shares to Inmarsat by the payment of up to $118,750,000 in cash to Inmarsat.

The shares of common stock of the Company will be issued in private transactions in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Accordingly, the shares may not be offered or sold in the United States without registration or an applicable exemption of registration requirements. The Company has agreed to file a shelf registration statement with the SEC relating to the resale of shares of common stock issuable to Inmarsat, as described further under Item 1.01 above.

Section 8 - Other Events

Item 8.01 Other Events.

On December 21, 2007, the Company and MSV issued a press release announcing the transaction with Inmarsat. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Cooperation Agreement, dated as of December 20, 2007, by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures (Canada) Inc. and Inmarsat Global Limited.

10.2	Subscription Agreement, dated as of December 20, 2007, by and between SkyTerra Communications, Inc. and Inmarsat Global Limited.

10.3	Registration Rights Agreement, dated as of December 20, 2007, by and between SkyTerra Communications, Inc. and Inmarsat Global Limited.

10.4
Phase 0 Block Loan Agreement, dated as of December 20, 2007, by and among Mobile Satellite Ventures LP, Mobile Satellite Ventures (Canada) Inc., SkyTerra Communications, Inc. and Inmarsat Global Limited.

99.1	Press release issued by SkyTerra Communications, Inc. and Mobile Satellite Ventures LP, dated December 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 21, 2007	By:	/s/ SCOTT MACLEOD
	Name:	Scott Macleod
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Cooperation Agreement, dated as of December 20, 2007, by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures (Canada) Inc. and Inmarsat Global Limited.

10.2	Subscription Agreement, dated as of December 20, 2007, by and between SkyTerra Communications, Inc. and Inmarsat Global Limited.

10.3	Registration Rights Agreement, dated as of December 20, 2007, by and between SkyTerra Communications, Inc. and Inmarsat Global Limited.

10.4
Phase 0 Block Loan Agreement, dated as of December 20, 2007, by and among Mobile Satellite Ventures LP, Mobile Satellite Ventures (Canada) Inc., SkyTerra Communications, Inc. and Inmarsat Global Limited.

99.1	Press release issued by SkyTerra Communications, Inc. and Mobile Satellite Ventures LP, dated December 21, 2007.